 Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7138

North Las Vegas City Hall

2250 Las Vegas Blvd North, Suite 400

North Las Vegas, NV 89030

Telephone (702) 486-2880

Fax (702) 486-2888

Certified Copy

3/31/2022 2:58:50 PM

Work Order Number:	W2022033103039

Reference Number:	20222218732

Through Date:	3/31/2022 2:58:50 PM

Corporate Name:	SENMIAO TECHNOLOGY LIMITED

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20222216779	Certificate Pursuant to NRS 78.209	1

Respectfully,

/s/ Barbara K. Cegavske
BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Paul Reyes
Certificate Number: B202203312541392
You may verify this certificate
online at http://www.nvsos.gov

	Filed in the Office of	Business Number
E0275732017-1
	/s/ Barbara K. Cegavske	Filing Number
20222216779
BARBARA K. CEGAVSKE	Secretary of State	Filed On
Secretary of State
202 North Carson Street	State Of Nevada	3/30/2022 1:25:00 PM
Carson City, Nevada 89701-4201		Number of Pages
(775) 684-5708		1
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1.	Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2.	Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3.	Indicate the number of authorized shares and par value, if any of each class or series after the change.

4.	Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5.	Indicate provisions, if any, regarding fractional shares that are affected by the change.

6.	NRS required statement.

7.	This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8.	Must be signed by an Officer. Form will be returned if unsigned.

1.	Entity Information:	Name of entity as on file with the Nevada Secretary of State:
Senmiao Technology Limited
Entity or Nevada Business Identification Number (NVID): E0275732017-1
2.	Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
100,000,000 shares of common stock, par value $0.0001 per share
10,000,000 shares of preferred stock, par value $0.0001 per share
3.	Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
10,000,000 shares of common stock, par value $0.0001 per share
10,000,000 shares of preferred stock, par value $0.0001 per share
4.	Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
To effect a 1-for-10 reverse stock split of the common stock
5.	Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
No fractional shares will be issued; fractional shares that would have resulted from the split will be rounded up to the next whole number
6.	Provisions:	The required approval of the stockholders has been obtained.
7.	Effective date and	Date:	04/06/2022	Time:	9:30 a.m.E.T.
time: (Optional)		(must not be later than 90 days after the certificate is filed)

8.	Signature:	X	/s/ Xi Wen	President	03/25/2022
			Signature	Title	Date

This form must be accompanied by appropriate fees.	Page 1 of 1
If necessary, additional pages may be attached to this form.	Revised: 1/1/2019